Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of November 3, 2025, is entered into by and between: (1) each of the Persons named in Exhibit A hereto (each, a “Seller”, and collectively “Sellers”), and (2) Garden Stage Limited, a Cayman Islands corporation (“Buyer”, and together with Sellers, “Parties” and each individually, a “Party”). Capitalized terms used in this Agreement have the meanings given to such terms herein below.

RECITALS

WHEREAS, Sellers collectively own [____]ordinary shares (100%), $1par value per ordinary share (the “Ordinary Shares”), of Mental Form (BVI) Limited (the “Company”), or approximately 100% of the outstanding Ordinary Shares, as more particularly described in Exhibit A hereto; and

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Sellers’ respective Ordinary Shares (collectively, the “Shares”), subject to the terms and conditions set forth herein below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Certain Definitions.

“Affiliate” means (a) with respect to an entity, any Person controlling, controlled by or under common control with such entity; and (b) with respect to an individual, any immediate family member of such individual, whether by blood or marriage (including spouses, children, parents and siblings). For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Buyer, Seller or the Company, any of the Company’s Subsidiaries or their respective property.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Lien” means any mortgage, pledge, charge, claim, community property interest, option, right of first refusal, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

“Losses” means any and all losses, liabilities, proceedings, causes of action, costs, damages (including lost profits, diminution of value, consequential damages, special damages, incidental damages, punitive damages, exemplary damages or other unforeseen damages and regardless of whether or not the amount thereof has been calculated utilizing any multiple or similar valuation methodology) or expenses (including interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

“Person” shall mean any individual, corporation, limited liability company, partnership, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of or in which: (a) such Person or a Subsidiary of such Person is a general partner or (b) more than fifty percent (50%) of (i) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or similar body) of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Transaction Documents” means this Agreement and each other document, instrument or agreement executed by either Party or the Parties in connection with the transactions contemplated hereunder and/or thereunder (collectively, the “Transactions”).

“Transfer Agent” means VStock Transfer, LLC, offices at 18 Lafayette Place, Woodmere, NY 11598.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined below), each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, such Seller’s Shares, free and clear of any and all Liens (other than those restriction on transfer arising under applicable securities laws), for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Shares is five million U.S. Dollars ($5,000,000) (the “Purchase Price”), payable in full by Buyer to Sellers (allocated as set forth in Exhibit A hereto) at the Closing in cash to the applicable Seller(s), and without any deduction for or on account of any tax, withholding, charges or set-offs. Promptly on or after the date of this Agreement: (i) Buyer shall wire an amount equal to the Purchase Price to the Sellers as set forth in Exhibit A, and (ii) the Sellers shall transfer to the Buyer 100% of the issued and outstanding Ordinary Shares of the Company, which such Ordinary Shares shall be fully paid, validly issued and non-assessable. Upon the Closing, the Buyer shall own [____]Ordinary Shares (100%) of the Company, which shall constitute all issued and outstanding Ordinary Shares of the Company.

Section 2.03 Transfer Instructions. Promptly on the date of this Agreement, Sellers shall deliver to the Transfer Agent irrevocable instructions to transfer all of the Shares into the name of Buyer (or its written designee(s)), free and clear of all Liens (“Transfer Instructions”).

Section 2.04 Closing. The closing of the Transactions (the “Closing”) shall take place on or before the [ ] calendar day after the Parties’ receipt of the documentation and/or confirmation from the Transfer Agent as specified in Section 2.05(i)(b) of this Agreement (the “Closing Date”) remotely via the exchange of Seller’s Closing Deliverables as specified in Section 2.04 and Buyer’s Closing Deliverables as specified in Section 2.05. The Closing shall be deemed to have occurred at 12:01 a.m. E.S.T. on the Closing Date or soon as practicably thereafter. In the event that the documentation and/or confirmation from the Transfer Agent as specified in Section 2.04(i)(e) is not received within 20 calendar days after the date of this Agreement, then either of Sellers and Buyer shall have the right to terminate this Agreement.

Section 2.05 Seller’s Closing Deliverables. At the Closing, each Seller shall deliver (or cause to be delivered):

i.	to Buyer:

(a)	this Agreement duly executed;

(b)	reasonably acceptable documentation and/or confirmation from/of the Transfer Agent that the Shares have been registered into the name of Buyer (or its written designee(s)) as provided in the Transfer Instructions); and

(c)	such other documents or instruments as Buyer may reasonably request in connection with the consummation of the Transactions.

Section 2.06 Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver (or cause to be delivered):

i.	to the appropriate Seller or Sellers:

(a)	this Agreement duly executed;

(b)	reasonably acceptable documentation and/or confirmation from/of the Transfer Agent that the Shares have been registered in the name of the sellers (or its written designee(s)) as provided in the Transfer Instructions; and

(c)	such other documents or instruments as any Seller may reasonably request in connection with the consummation of the Transactions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual knowledge of such Seller, after due inquiry. The word “deliver” or “delivered” shall include such delivery through electronic transmission, including but not limited to any email, facsimile, virtual data room and other online repository.

Each Seller, severally and not jointly on behalf of itself/himself, hereby represents and warrants to the Buyer that:

Section 3.01 Authority of Seller. If not an individual, such Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out his obligations hereunder and thereunder, and to consummate the Transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which such Seller is a party constitute legal, valid, and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms.

Section 3.02 Title to Shares. Such Seller is the record and/or beneficial owner of its Shares as set forth opposite his/its name on Exhibit A hereto, and has valid, good and marketable title to the same free and clear of any and all Liens (other than those arising under applicable securities laws). Such Seller is not party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any of his/its Shares other than pursuant to this Agreement and such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of his/its Shares.

Section 3.03 No Conflicts. The execution, delivery, and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other governing documents of such Seller (if any), (b) violate or conflict with any provision of any material contract or any Law of any Governmental Authority to which such Party, its properties or assets is bound or subject or (to such Seller’s knowledge) the Company, its properties or assets is bound or subject, (c) or result in the imposition of any Lien upon such Seller’s Shares or (to such Seller’s knowledge) the properties or assets of the Company.

Section 3.04 SEC Reports; Securities Laws Compliance. None of the Company’s securities are registered, or required to be registered, under the U.S. Securities Exchange Act of 1934, as amended, nor is the Company required to file reports with the U.S. Securities and Exchange Commission thereunder. Assuming that the representations of the Buyer set forth in Article IV below are true and correct, the transfer of Shares to Buyer hereunder complies with Section 4(a)(1) and/or 4(a)(2) of the Securities Act.

Section 3.05 Financial Statements, Etc. To such Seller’s knowledge:

(i) the financial statements of the Company previously delivered to Buyer have been prepared in accordance with accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Company and its Subsidiaries (if any) as of and for the respective dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end adjustments; such financial statements delivered to Buyer include comprise the balance sheet as of October 2025 and bank statement as of October 2025; and

(ii) all material agreements to which the Company or its Subsidiary (if any) is a party or to which the property or assets of the Company or its Subsidiary (if any) are subject have been provided to Buyer. Without limiting the foregoing, there are no other contracts or agreements binding or involving the Company that (i) involve aggregate consideration in excess of $50,000; (ii) involve employment of directors, officers, executive and key managerial staff; (iii) involve acquisition or disposition of any business or substantial assets of the Company; (iv) limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

Section 3.06 Securities Act. Assuming that the representations of the Buyer set forth in Article IV below are true and correct, the offer and sale of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.

Section 3.07 Capitalization. (a) The Shares has been duly authorized and validly issued by the Company, and (b) to such Seller’s knowledge, (i) there are no options, warrants, calls, rights, convertible securities, commitments or agreements (which, for purposes of this Agreement, shall be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to capital stock or other similar rights) of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (ii) there are no outstanding contractual obligations of the Company or any other Person to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, and (iii) there are no outstanding securities of any kind convertible into or exchangeable or exercisable for the capital stock of the Company, and (iv) there are no statutory or contractual preemptive rights or rights of first offer or refusal or similar rights with respect to any shares of capital stock of the Company, and there are no declared and unpaid dividends or distributions on any shares of capital stock of the Company.

Section 3.08 Organization. The Company is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other governing documents of Buyer, (b) violate or conflict with any provision of any material contract or any Law of any Governmental Authority to which Buyer, its properties or assets is bound or subject or (to Buyer’s knowledge) the Company, its properties or assets is bound or subject, (c) or (to Buyer’s knowledge) result in the imposition of any Lien upon the properties or assets of the Company.

Section 4.03 Accredited Investor. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 4.04 Investment Purpose. The Buyer is purchasing the Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act and other applicable securities laws.

Section 4.05 Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company regarding its business and affairs.

Section 4.06 Investment Risk. The Buyer acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Buyer has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Buyer has considered necessary to make an informed investment decision, and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Buyer acknowledges that it (i) is a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its purchase of the Shares. Alone, or together with any professional advisor(s), the Buyer represents and acknowledges that the Buyer has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares is a suitable investment for the Buyer and that the Buyer is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Buyer’s investment in the Company.

Section 4.07 Transfer or Re-Sale of Shares. The Buyer understands that (i) the sale or resale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless the Shares are offered and is sold pursuant to an effective registration statement under the Securities Act and registration of qualification under applicate state securities laws, and/or valid exemption(s) therefrom; and (ii) neither the Company nor any other Person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions under such laws or the exemptions thereunder. The Buyer understands and agrees that the Shares will be subject to transfer restrictions under the Securities Act and applicable state securities laws and, as a result of these transfer restrictions, the Buyer may not be able to readily offer, resell, transfer, pledge or otherwise dispose of any of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time.

ARTICLE V

COVENANTS

Section 5.01 Confidentiality. From and after the Closing, each Seller shall hold, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents (collectively, “Representatives”) to hold, in confidence any and all information, in any form, concerning the Company, except to the extent that such Seller can show that such information: (a) is generally available to and known by the public through no fault of Sellers, any of their respective Affiliates or Representatives; or (b) is lawfully acquired by such Seller or any of its/his Affiliates or Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If any Seller or any of its/his Affiliates or Representatives are compelled to disclose any information by any Governmental Authority, such Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that such Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.02 Further Assurances. From the date hereof through the Closing Date, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI
INDEMNIFICATION

Section 6.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, each Seller shall indemnify and defend each of Buyer and its Affiliates (including, after the Closing, the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of such Seller contained in this Agreement or any other Transaction Document to which it is a party; (ii) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by such Seller pursuant to this Agreement or any other Transaction Document to which it is a party; (iii) any dispute or disagreement among or involving Sellers with regard to the disbursement of Purchase Price.

Section 6.02 Indemnification by Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall indemnify and defend Sellers and their respective Affiliates and Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of Buyer or the Company (post-Closing) contained in this Agreement or any other Transaction Document to which it is a party; and (ii) any breach or non- fulfillment of any covenant, agreement, or obligation to be performed by Buyer or the Company (post- Closing) pursuant to this Agreement or any other Transaction Document to which it is a party.

Section 6.03 Cap. In no event shall the aggregate amount of all payments made by: (i) any Seller in satisfaction of claims for indemnification pursuant to Section 6.01 exceed the Purchase Price paid to such Seller under this Agreement or (ii) Buyer in satisfaction of claims for indemnification pursuant to Section 6.02 exceed the Purchase Price under this Agreement.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any action or proceeding by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party certifying that the Indemnifying Party shall be responsible for all liabilities and obligations relating to such action or proceeding, may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that a Seller shall not be entitled to assume the defense (unless otherwise agreed to in writing by the applicable Indemnified Party) and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (a) such action or proceeding relates to any criminal or quasi-criminal proceeding, indictment, allegation or investigation, (ii) such action or proceeding primarily seeks an injunction or non-monetary or equitable relief against any Indemnified Party, or (iii) an adverse determination with respect to such action or proceeding would reasonably be expected to be detrimental to the business relations or future business prospects of any Buyer Indemnitee or the Company. If the Indemnifying Party assumes the defense of any such action or proceeding, the Indemnified Party shall be entitled to participate in the defense thereof, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such action or proceeding, the Indemnified Party may, but shall not be obligated to, defend against such action or proceeding in such manner as it may deem appropriate, including the settlement thereof, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any action or proceeding without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05 Survival. Subject to the limitations and other provisions of this Agreement, all representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is fifteen (15) months from the Closing Date; provided, however, that the representations and warranties in Section 3.01, Section 3.02 and Section 4.01 shall survive indefinitely. Subject to Article VI, all covenants and agreements of the parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 6.06 Exclusive Remedy. The Parties acknowledge and confirm that, except in the event of fraud, the indemnification provisions of this Article VI shall be the sole and exclusive remedies available to them for any breach or non-fulfillment of the representations, warranties, covenants, agreements, and other provisions of this Agreement and the other Transaction Documents.

Section 6.07 Fraud Exception. The provisions of Section 6.03 and Section 6.06 above shall not apply to benefit any Party in the case of fraud on the part of such Party.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 7.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	As provided in Exhibit A

with a copy (which shall not constitute notice) to:	Power King Group Limited

If to Buyer:	Garden Stage Limited 30th Floor, China Insurance Group Building 141 Des Voeux Road Central Central, Hong Kong Attention: Sze Ho Chan

Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05 Entire Agreement. This Agreement together with the other Transaction Documents and all disclosure documents delivered to Buyer relevant to Article III of this Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 7.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)  This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the state courts of the State of New York located in the City and County of New York, New York, USA, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Sellers:	Buyer:

[______]	GARDEN STAGE LIMITED

/s/ Ricky Chan
CEO
Ricky Chan

Exhibit A

Sellers and Purchase Price

Sellers	Ordinary Shares Owned of Mental Form (BVI) Limited Before the Offering	Ordinary Shares Owned of Mental Form (BVI) Limited After the Offering	Purchase Price ($5,000,000/Ordinary Share)
	[____]	0	$	[_____]
Totals:	[____]	0	$	[_____]